Exhibit 99.1

NEWS RELEASE April 29, 2019

Tetra Tech Reports Second Quarter 2020 Results

•	Revenue of $734 million and Net Revenue of $584 million

•	EPS $0.66; Adjusted EPS $0.73

•	Increased quarterly dividend by 13% to $0.17

Pasadena, California. Tetra Tech, Inc. (NASDAQ: TTEK) today announced results for the second quarter ended March 29, 2020 and provided further information regarding the Company’s response to the COVID-19 pandemic.

Second Quarter Results

Revenue in the second quarter totaled $734 million, up 2% year-over-year. Revenue, net of subcontractor costs (net revenue) 1, in the second quarter was $584 million, similar to last year. On a constant currency basis, adjusted revenue1 totaled $740 million and adjusted net revenue1 totaled $590 million. EPS was $0.66 on a GAAP basis, down 34% year-over-year primarily due to a non-recurring tax benefit amounting to $0.39 of EPS in the prior year. Adjusted EPS1 was $0.73, up 4% year-over-year. Backlog at the end of the quarter increased 6% year-over-year to $2.99 billion; on a constant currency basis, backlog was $3.06 billion, up 9% year-over-year.

Six-Month Results

Revenue for the six-month period was $1.53 billion, and net revenue was $1.20 billion, up 6% and 5%, respectively, compared to the same period in fiscal 2019. Operating income for the six-month period was $111 million, up 7% and EPS was $1.51, down 13% compared to the same period in fiscal 2019, primarily due to non-recurring tax benefits amounting to $0.43 of EPS in the prior year. Adjusted EPS totaled $1.57, up 12% year-over-year.

Liquidity and Capital Allocation

As of March 29, 2020, the Company had $135 million of cash and cash equivalents and access to an additional $639 million of borrowings available under its credit facility. During the second quarter, the Company generated $101 million of cash from operations, resulting in a leverage ratio of 0.8x net debt to adjusted EBITDA1.

On April 27, 2020, Tetra Tech’s Board of Directors declared a $0.17 per share dividend payable on May 29, 2020 to stockholders of record as of May 13, 2020. In the second quarter, Tetra Tech repurchased $60 million of common stock. Additionally, as of March 29, 2020, the Company had $243 million remaining under the approved share repurchase program.

1 Non-GAAP financial measures which the Company believes provide valuable perspectives on its business results. Refer to Reconciliation of Revenue and Operating Results table.

COVID-19 Pandemic Response

As COVID-19 spread globally, Tetra Tech responded quickly to ensure the health and safety of its employees, clients and communities. The Company’s high-end consulting focus and the technologies it has deployed allowed for its staff to support clients and projects remotely. Tetra Tech remains focused on providing clients with the highest level of service and its 450 global offices are operational, delivering seamlessly on programs and projects. By Leading with Science®, the Company is responding to the challenges of COVID-19, with the commitment of its 20,000 staff supported by innovation and technology.

Chairman and CEO Comments

Tetra Tech’s Chairman and CEO, Dan Batrack, commented, “We entered 2020 in the best position in the Company’s history, with record backlog from our government and commercial clients for their critical water and environmental programs. For the first five months, we were on pace for another record year. However, the unprecedented disruption of the global economy due to the COVID-19 pandemic has impacted all businesses. Our government business, which represents 60% of our revenue, has been relatively stable, while our commercial business has seen more impact. Much of our commercial business has continued due to regulatory drivers, but we have seen project delays and cancellations in the industrial sectors.”

Further, Mr. Batrack stated, “Our diversified end-markets have allowed us to redeploy staff to areas of uninterrupted or increased demand, and we have made decisions to align our cost structures with certain program delays and cancellations. The actions we have taken to navigate through this worldwide pandemic, our technical leadership, and the strength of our balance sheet position us well to address the global challenges of providing clean water, environment restoration and impacts of climate change.”

Business Outlook

The COVID-19 pandemic impact on our business will largely be dependent on the duration of stay-at-home orders and resulting macroeconomic conditions. Tetra Tech’s financial results for the second half of fiscal 2020 cannot be estimated with enough precision to be reliable at this time. Accordingly, Tetra Tech is withdrawing previously provided fiscal 2020 guidance for net revenue and EPS. The Company may update its outlook if there is improved clarity prior to the end of its third quarter of fiscal 2020.

Webcast

Investors will have the opportunity to access a live audio-visual webcast and supplemental financial information concerning the second quarter 2020 results through a link posted on the Company’s website at tetratech.com on April 30, 2020 at 8:00 a.m. (PT).

Reconciliation of Revenue and Operating Results

In thousands (except EPS data)

	Three Months Ended			Six Months Ended
	March 29, 2020	March 31, 2019	% Y/Y	March 29, 2020	March 31, 2019	% Y/Y
Revenue	$734,133	$722,621	2%	$1,531,756	$1,440,052	6%
FX Impact	6,455	-		6,455	-
RCM	-	4,645		-	3,192
Adjusted Revenue	$740,588	$727,266	2%	$1,538,211	$1,443,244	7%

Revenue	$734,133	$722,621	2%	$1,531,756	$1,440,052	6%
Subcontractor Costs	(149,673)	(137,237)		(333,274)	(301,305)
Net Revenue	584,460	585,384	0%	1,198,482	1,138,747	5%
FX Impact	5,685	-		5,685	-
RCM	-	4,741		-	4,165
Adjusted Net Revenue	$590,145	$590,125	0%	$1,204,167	$1,142,912	5%

EPS	$0.66	$1.00	(34%)	$1.51	$1.74	(13%)
Non-core Equipment Disposition	(0.03)	-		(0.04)	-
Earn-out Adjustment	(0.02)	0.01		(0.02)	0.01
COVID-19 / FX Impact	0.12	-		0.12	-
RCM	-	0.08		-	0.08
Non-recurring Tax Benefits	-	(0.39)		-	(0.43)
Adjusted EPS	$0.73	$0.70	4%	$1.57	$1.40	12%

	March 29, 2020
Current Portion of Long-term Debt	$12,525
Long-term Debt	333,041
Less: Cash and Cash Equivalents	(134,981)
Net Debt	$210,585

Trailing 12-month adjusted EBITDA	$272,239

Leverage Ratio	0.8	x

In the second quarter of fiscal 2020, Tetra Tech incurred incremental charges related to actions taken in response to the COVID-19 pandemic and the resulting macroeconomic conditions.

About Tetra Tech

Tetra Tech is a leading provider of high-end consulting and engineering services for projects worldwide. With 20,000 associates working together, Tetra Tech provides clear solutions to complex problems in water, environment, infrastructure, resource management, energy, and international development.  We are Leading with Science® to provide sustainable and resilient solutions for our clients. For more information about Tetra Tech, please visit tetratech.com, follow us on Twitter (@TetraTech), or like us on Facebook.

CONTACTS:
Jim Wu, Investor Relations
Charlie MacPherson, Media & Public Relations
(626) 470-2844

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The use of words such as "anticipate," "expect," "could," "may," "intend," "plan" and "believe," among others, generally identify forward-looking statements. These forward-looking statements are based on currently available operating, financial, economic and other information, and are subject to a number of risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. A variety of factors, many of which are beyond our control, could cause actual future results or events to differ materially from those projected in the forward-looking statements in this release, including but not limited to: the impact of the COVID-19 pandemic; continuing worldwide political and economic uncertainties; the U.S. Administration’s potential changes to fiscal policies; the cyclicality in demand for our overall services; the fluctuation in demand for oil and gas, and mining services; risks related to international operations; concentration of revenues from U.S. government agencies and potential funding disruptions by these agencies; dependence on winning or renewing U.S. government contracts; the delay or unavailability of public funding on U.S. government contracts; the U.S. government’s right to modify, delay, curtail or terminate contracts at its convenience; compliance with government procurement laws and regulations; credit risks associated with certain clients in certain geographic areas or industries; acquisition strategy and integration risks; goodwill or other intangible asset impairment; the failure to comply with worldwide anti-bribery laws; the failure to comply with domestic and international export laws; the failure to properly manage projects; the loss of key personnel or the inability to attract and retain qualified personnel; the ability of our employees to obtain government granted eligibility; the use of estimates and assumptions in the preparation of financial statements; the ability to maintain adequate workforce utilization; the use of the percentage-of-completion method of accounting; the inability to accurately estimate and control contract costs; the failure to adequately recover on our claims for additional contract costs; the failure to win or renew contracts with private and public sector clients; growth strategy management; backlog cancellation and adjustments; risks relating to cyber security breaches; the failure of partners to perform on joint projects; the failure of subcontractors to satisfy their obligations; requirements to pay liquidated damages based on contract performance; the adoption of new legal requirements; changes in resource management, environmental or infrastructure industry laws, regulations or programs; changes in capital markets and the access to capital; credit agreement covenants; industry competition; liability related to legal proceedings, investigations, and disputes; the availability of third-party insurance coverage; the ability to obtain adequate bonding; employee, agent, or partner misconduct; employee risks related to international travel; safety programs; conflict of interest issues; liabilities relating to reports and opinions; liabilities relating to environmental laws and regulations; force majeure events; protection of intellectual property rights; stock price volatility; the ability to impede a business combination based on Delaware law and charter documents; and other risks and uncertainties as may be described in Tetra Tech’s periodic filings with the Securities and Exchange Commission, including those described in the “Risk Factors” section of Tetra Tech’s Annual Report on Form 10-K for the fiscal year ended September 29, 2019, and Tetra Tech’s Quarterly Reports on Form 10-Q for fiscal year 2020, as well as in Tetra Tech’s other filings with the SEC. Readers should not place undue reliance on forward-looking statements since such information speaks only as of the date of this release. Tetra Tech does not intend to update forward-looking statements and expressly disclaims any obligation to do so.

Non-GAAP Financial Measures

To supplement the financial results presented in accordance with generally accepted accounting principles in the United States (“GAAP”), we present certain non-GAAP financial measures within the meaning of Regulation G under the Securities Exchange Act of 1934, as amended. We provide these non-GAAP financial measures because we believe they provide a valuable perspective on our financial results. However, non-GAAP measures have limitations as analytical tools and should not be considered in isolation and are not in accordance with, or a substitute for, GAAP measures. In addition, other companies may define non-GAAP measures differently which limits the ability of investors to compare non-GAAP measures of Tetra Tech to those used by our peer companies. A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures is included in this release.

 Tetra Tech, Inc.

 Consolidated Balance Sheets

 (unaudited - in thousands, except par value)

	March 29, 2020	September 29, 2019
Assets
Current assets:
Cash and cash equivalents	$134,981	$120,732
Accounts receivable, net	660,579	768,720
Contract assets	109,166	114,324
Prepaid expenses and other current assets	76,602	62,196
Income taxes receivable	20,612	13,820
Total current assets	1,001,940	1,079,792

Property and equipment, net	35,486	39,441
Right-of-use assets, operating leases	262,678	-
Investments in unconsolidated joint ventures	7,345	6,873
Goodwill	944,718	924,820
Intangible assets, net	14,859	16,440
Deferred tax assets	24,073	28,385
Other long-term assets	52,051	51,657
Total assets	$2,343,150	$2,147,408

Liabilities and Equity
Current liabilities:
Accounts payable	$120,587	$206,609
Accrued compensation	161,494	203,384
Contract liabilities	189,741	165,611
Short-term lease liabilities, operating leases	70,594	-
Current portion of long-term debt	12,525	12,572
Current contingent earn-out liabilities	29,605	24,977
Other current liabilities	151,209	156,801
Total current liabilities	735,755	769,954

Deferred tax liabilities	12,908	12,971
Long-term debt	333,041	263,949
Long-term lease liabilities, operating leases	212,229	-
Long-term contingent earn-out liabilities	23,323	28,015
Other long-term liabilities	75,656	83,055

Commitments and contingencies

Equity:
Preferred stock - authorized, 2,000 shares of $0.01 par value; no shares issued and outstanding at March 29, 2020 and September 29, 2019	-	-
Common stock - authorized, 150,000 shares of $0.01 par value; issued and outstanding, 54,142 and 54,565 shares at March 29, 2020 and September 29, 2019, respectively	541	546
Additional paid-in capital	10,473	78,132
Accumulated other comprehensive loss	(199,391)	(160,584)
Retained earnings	1,138,485	1,071,192
Tetra Tech stockholders' equity	950,108	989,286
Noncontrolling interests	130	178
Total stockholders' equity	950,238	989,464
Total liabilities and stockholders' equity	$2,343,150	$2,147,408

 Tetra Tech, Inc.

 Consolidated Statements of Income

 (unaudited - in thousands, except per share data)

	Three Months Ended		Six Months Ended
	March 29,	March 31,	March 29,	March 31,
	2020	2019	2020	2019
Revenue	$734,133	$722,621	$1,531,756	$1,440,052
Subcontractor costs	(149,673)	(137,237)	(333,274)	(301,305)
Other costs of revenue	(487,460)	(488,913)	(991,745)	(943,592)
Gross profit	97,000	96,471	206,737	195,155
Selling, general and administrative expenses	(51,041)	(48,898)	(97,476)	(91,871)
Contingent consideration - fair value adjustments	1,571	(28)	1,571	(28)
Income from operations	47,530	47,545	110,832	103,256
Interest expense	(3,501)	(3,164)	(6,849)	(6,061)
Income before income tax (expense) benefit	44,029	44,381	103,983	97,195
Income tax (expense) benefit	(7,616)	11,563	(20,253)	781
Net income	36,413	55,944	83,730	97,976
Net income attributable to noncontrolling interests	(16)	(33)	(23)	(69)
Net income attributable to Tetra Tech	$36,397	$55,911	$83,707	$97,907

Earnings per share attributable to Tetra Tech:
Basic	$0.67	$1.01	$1.53	$1.77
Diluted	$0.66	$1.00	$1.51	$1.74
Weighted-average common shares outstanding:
Basic	54,699	55,143	54,541	55,237
Diluted	55,463	55,985	55,380	56,161

Tetra Tech, Inc.

Consolidated Statements of Cash Flows

(unaudited - in thousands)

	Six Months Ended
	March 29,	March 31,
	2020	2019
Cash flows from operating activities:
Net income	$83,730	$97,976

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	12,809	14,731
Equity in income of unconsolidated joint ventures	(3,333)	(1,386)
Distributions of earnings from unconsolidated joint ventures	2,467	1,193
Amortization of stock-based awards	9,437	8,595
Deferred income taxes	3,153	(26,092)
Provision for doubtful accounts	5,560	9,878
Fair value adjustments to contingent consideration	(1,571)	28
Gain on sale of property and equipment	(3,523)	(223)

Changes in operating assets and liabilities, net of effects of business acquisitions:
Accounts receivable and contract assets	99,367	48,041
Prepaid expenses and other assets	5,317	(16,007)
Accounts payable	(89,630)	(26,908)
Accrued compensation	(44,690)	(29,604)
Contract liabilities	24,130	5,114
Other liabilities	(14,129)	17,863
Income taxes receivable/payable	(5,895)	(3,951)
Net cash provided by operating activities	83,199	99,248

Cash flows from investing activities:
Payments for business acquisitions, net of cash acquired	(27,739)	3,545
Capital expenditures	(5,876)	(7,178)
Proceeds from sale of property and equipment	6,316	250
Net cash used in investing activities	(27,299)	(3,383)

Cash flows from financing activities:
Proceeds from borrowings	243,364	128,717
Repayments on long-term debt	(174,730)	(162,092)
Repurchases of common stock	(81,660)	(50,000)
Taxes paid on vested restricted stock	(10,857)	(6,802)
Stock options exercised	7,927	3,834
Net change in overdrafts	2,737	-
Dividends paid	(16,414)	(13,270)
Payments of contingent earn-out liabilities	(9,624)	(11,067)
Net cash used in financing activities	(39,257)	(110,680)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(2,409)	(645)

Net increase (decrease) in cash, cash equivalents and restricted cash	14,234	(15,460)
Cash, cash equivalents and restricted cash at beginning of period	120,901	148,884
Cash, cash equivalents and restricted cash at end of period	$135,135	$133,424

Supplemental information:
Cash paid during the period for:
Interest	$6,510	$6,057
Income taxes, net of refunds received of $0.5 million and $0.9 million	$23,437	$30,707

Supplemental disclosures of non-cash investing activities:
Issuance of promissory note for business acquisition	$-	$24,688

Reconciliation of cash, cash equivalents and restricted cash:
Cash and cash equivalents	$134,981	$130,728
Restricted cash	154	2,696
Total cash, cash equivalents and restricted cash	$135,135	$133,424

Tetra Tech, Inc.

Regulation G Information

March 29, 2020

Reconciliation of Revenue to Revenue, Net of Subcontractor Costs ("Net Revenue")

(in millions)

			2019							2020
	2017	2018	1st Qtr	2nd Qtr	6 mos	3rd Qtr	9 mos	4th Qtr	Total	1st Qtr	2nd Qtr	6 mos
Consolidated
Revenue (As Reported)	2,753.4	2,964.1	717.4	722.6	1,440.0	825.8	2,265.8	841.5	3,107.3	797.6	734.1	1,531.7
RCM / Non-Cash Claims	(18.2)	(3.6)	(1.4)	4.6	3.2	(0.3)	2.8	12.4	15.2	(0.1)	-	(0.1)
Adjusted Revenue	2,735.2	2,960.5	716.0	727.2	1,443.2	825.5	2,268.6	853.9	3,122.5	797.5	734.1	1,531.6
Subcontractor Costs, Less RCM	(701.0)	(751.8)	(163.2)	(137.1)	(300.3)	(202.5)	(502.7)	(213.7)	(716.4)	(183.5)	(149.6)	(333.1)
Adjusted Net Revenue	2,034.2	2,208.7	552.8	590.1	1,142.9	623.0	1,765.9	640.2	2,406.1	614.0	584.5	1,198.5

GSG Segment
Revenue	1,487.6	1,694.9	412.0	417.5	829.5	492.0	1,321.5	499.2	1,820.7	457.4	436.9	894.3
Subcontractor Costs	(420.4)	(482.6)	(108.7)	(101.5)	(210.2)	(139.4)	(349.6)	(141.7)	(491.3)	(127.7)	(115.9)	(243.6)
Adjusted Net Revenue	1,067.2	1,212.3	303.3	316.0	619.3	352.6	971.9	357.5	1,329.4	329.7	321.0	650.7

CIG Segment
Revenue	1,326.0	1,323.1	317.8	322.5	640.3	347.8	988.0	354.5	1,342.5	351.2	308.4	659.6
Non-Cash Claims	-	10.6	-	-	-	-	-	13.7	13.7	-	-	-
Adjusted Revenue	1,326.0	1,333.7	317.8	322.5	640.3	347.8	988.0	368.2	1,356.2	351.2	308.4	659.6
Subcontractor Costs	(359.1)	(337.4)	(68.3)	(48.4)	(116.7)	(77.3)	(194.0)	(85.5)	(279.5)	(66.9)	(44.9)	(111.8)
Adjusted Net Revenue	966.9	996.3	249.5	274.1	523.6	270.5	794.0	282.7	1,076.7	284.3	263.5	547.8

RCM Segment
Revenue	18.2	14.2	1.4	(4.6)	(3.2)	0.3	(2.8)	1.3	(1.5)	0.1	-	0.1
Subcontractor Costs	(18.3)	(11.6)	(0.9)	(0.1)	(1.0)	(0.1)	(1.2)	(0.1)	(1.3)	(0.1)	(0.1)	(0.2)
Net Revenue	(0.1)	2.6	0.5	(4.7)	(4.2)	0.2	(4.0)	1.2	(2.8)	-	(0.1)	(0.1)

Reconciliation of Net Income Attributable to Tetra Tech to EBITDA

(in thousands)

			2019							2020
	2017	2018	1st Qtr	2nd Qtr	6 mos	3rd Qtr	9 mos	4th Qtr	Total	1st Qtr	2nd Qtr	6 mos
Net Income Attributable to Tetra Tech	117,874	136,883	41,997	55,911	97,907	49,233	147,141	11,526	158,668	47,310	36,397	83,707
Interest Expense[1]	11,581	15,524	2,897	3,164	6,061	3,546	9,607	4,019	13,626	3,348	3,501	6,849
Depreciation[2]	22,207	19,592	4,297	4,212	8,510	4,166	12,675	4,611	17,285	3,293	3,132	6,425
Amortization[2]	22,786	18,249	3,977	2,244	6,221	2,396	8,618	2,941	11,559	2,942	3,442	6,384
Contingent Consideration	(6,923)	5,753	-	1,028	1,028	500	1,528	1,557	3,085	-	(971)	(971)
Goodwill Impairment	-	-	-	-	-	-	-	7,755	7,755	-	-	-
Income Tax Expense (Benefit)	53,844	37,605	10,782	(11,563)	(781)	12,044	11,263	5,112	16,375	12,637	7,616	20,253

EBITDA	221,369	233,606	63,950	54,996	118,946	71,885	190,832	37,521	228,353	69,530	53,117	122,647

Acquisition & Integration Expenses	-	-	-	-	-	-	-	10,351	10,351	-	-	-
Non-Core Dispositions	-	3,434	-	-	-	-	-	10,945	10,945	(800)	(2,184)	(2,984)
RCM / Non-Cash Claims	13,650	16,836	(28)	5,913	5,885	(31)	5,854	13,672	19,526	(1)	1	-
COVID-19	-	-	-	-	-	-	-	-	-	-	8,233	8,233

Adjusted EBITDA	235,019	253,876	63,922	60,909	124,831	71,854	196,686	72,489	269,175	68,729	59,167	127,896

1 Includes amortization of deferred financing fee

2 Varies slightly from the Statements of Cash Flows, which includes amortization of deferred financing fee